EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404, No. 333-94945, No. 333-37823 and No. 333-37831 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statement No. 333-85967, No. 333-57508, No. 333-104560, No. 333-104559, No. 333-119067, No. 333-119069, No. 333-121506, No. 333-122342, No. 333-122448, No. 333-124298, No. 333-127969, No. 333-134908, and No. 333-138336 on Form S-3 of our report dated March 7, 2006, except for Notes 1, 8, 12, 18, and 19, as to which the date is November 28, 2006, relating to the financial statements and financial statement schedules of Weingarten Realty Investors for the year ended December 31, 2005, appearing in this Current Report on Form 8-K of Weingarten Realty Investors dated November 28, 2006.

Deloitte & Touche LLP
Houston, Texas
November 28, 2006